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                                   EXHIBIT 21
              SUBSIDARIES OF UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

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                                                      STATE OF             NAME UNDER WHICH
NAME                                                INCORPORATION       SUBSIDARY DOES BUSINESS

Universal Automotive, Inc.                              Illinois        UBP Universal Brake Parts
                                                                                   Jet Automotive
UBP Brake Parts, Inc.                                     Canada                              N/A
eParts eXchange, Inc.                                   Illinois                              N/A
Universal Automotive of Virginia, Inc.                  Virginia                              N/A
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